UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

ELECTRUM SPECIAL ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-37421	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Madison Avenue, 5th Floor

New York, New York 10065

(Address of Principal Executive Offices) (Zip Code)

(646) 365-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously announced, Electrum Special Acquisition Corporation (the “Company”) intends to dissolve and liquidate in accordance with its Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles of Association”), including the redemption of all of its outstanding ordinary shares (the “public shares”) that were included in the units issued in its initial public offering, as soon as possible after June 5, 2018 (the “Final Redemption Date”) because the Company will not be able to consummate an initial business combination within the time period required by its Memorandum and Articles of Association.

In order to provide for the disbursement of funds from the Company’s trust account (the “trust account”) established in connection with the Company’s initial public offering prior to the Final Redemption Date, the Company has instructed the trustee (the “trustee”) of the trust account to immediately liquidate the trust account. The proceeds of the trust account will be held in a noninterest-bearing account while awaiting disbursement to the holders of the public shares. Holders of public shares may redeem their shares for their pro rata portion of the proceeds of the trust account by delivering their public shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “transfer agent”), as soon as possible and in any event prior to 5:00 p.m., eastern time, on either May 23, 2018 or May 30, 2018 (each, an “Early Redemption Deadline”) in accordance with the directions below. The Company expects that holders that properly deliver their public shares to the transfer agent for cancellation prior to an Early Redemption Deadline will receive their pro rata portion of the proceeds of the trust account by no later than the close of business the following day.

The Company estimates that the per-share redemption price for the public shares will be approximately $10.47.

All public shares that are not delivered to the transfer agent for cancellation prior to either Early Redemption Deadline will be redeemed in accordance with the Company’s Memorandum and Articles of Association within ten business days after June 5, 2018. Shareholders holding public shares as of the close of business on June 6, 2018 will be entitled to receive the redemption amount for such public shares.

Once delivered to the transfer agent, public shares submitted for redemption may not be withdrawn as the transfer agent may redeem public shares that have been properly delivered prior to an Early Redemption Deadline at any time. Such public shares will be deemed cancelled upon payment of the redemption amount.

All outstanding public shares will cease trading as of the close of business on June 5, 2018 in order to allow time for the settlement of trades. As of the close of business on June 6, 2018, the public shares will be deemed cancelled and will represent only the right to receive the redemption amount.

 The redemption amount will be payable to the holders of the public shares (including the public shares included in the Company’s units) upon presentation of their share or unit certificates or other delivery of their shares or units. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the redemption amount within ten business days of June 5, 2018.

 There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. The Company’s initial shareholders have waived their right to receive distributions with respect to their ordinary shares issued prior to the Company’s initial public offering.

Information Concerning Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K may be deemed to constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the redemption of the Company’s public shares. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from the Company’s historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date. The Company assumes no obligation to update forward-looking statements except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRUM SPECIAL ACQUISITION CORPORATION

By:	/s/ Eric N. Vincent
	Name:	Eric N. Vincent
	Title:	Chief Executive Officer

Date: May 18, 2018